EXHIBIT 23.1
Consent of Independent Auditor
We consent to the incorporation by reference in the Registration Statement (Nos. 333-25477, 333-109702 and 333-150641) on Form S-3 and the Registration Statement (Nos. 333-85394, 333-139554 and 333-153842) on Form S-8 of BioClinica, Inc. of our report dated March 22, 2010, relating to our audit of the financial statements of TranSenda International, LLC as of and for the year ended December 31, 2009, included in this Current Report on Form 8-K/A.
/s/ McGladrey & Pullen, LLP
Seattle, WA
May 24, 2010